News Release

ASCENA RETAIL GROUP, INC. REPORTS
FIRST QUARTER RESULTS

– FIRST QUARTER GAAP EPS $0.32; ADJUSTED EPS $0.28 –
– FIRST QUARTER TOTAL COMBINED COMPARABLE SALES DOWN 2% –

– COMPANY REAFFIRMS FISCAL 2015 FULL YEAR EPS GUIDANCE –

MAHWAH, NJ – December 2, 2014 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal first quarter ended October 25, 2014.

For the first quarter of Fiscal 2015, earnings from continuing operations were $0.32 per diluted share. This compares to earnings from continuing operations of $0.33 per diluted share and a loss from discontinued operations of $0.01 per diluted share in the same period of Fiscal 2014. Adjusted earnings from continuing operations in the first quarter of Fiscal 2015 were $0.28 per diluted share, compared to $0.36 per diluted share in the prior year’s first quarter. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the "Use of Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We are pleased that we delivered the first quarter in line with our expectations. Conditions remain challenging as we transition into Holiday, and we will react appropriately to drive sales to ensure we end the season at targeted inventory levels. We continue to make progress on the key strategic projects that are forming our new operating platform. We remain excited about the power of this model, and we are now on the back side of the capital investment cycle that was required to achieve our vision for a centralized, efficient, and scalable shared infrastructure base."

Jaffe further commented, "While we are watchful about the state of the market and continue to plan conservatively, we have a strong portfolio of brands that communicate value to their customers. We are confident that the niche positioning of our brands, reinforced by a best-in-class, shared service infrastructure, will allow us to drive profitability and deliver value to our shareholders."

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading national specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.cacique.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.shopjustice.com, and www.shopbrothers.com.

Fiscal First Quarter Results

Net sales of $1.2 billion for the first quarter of Fiscal 2015 were flat compared to the first quarter of Fiscal 2014, as new store growth at Justice and maurices was offset by negative total combined comparable sales at Justice.

The Company’s comparable sales data for the fiscal first quarter is summarized below:

ascena store comparable sales	(4)%
ascena ecommerce comparable sales	16%
Total combined comparable sales	(2)%

		Net Sales (millions)
	Total Combined Comparable Sales	First Quarter Ended
		October 25, 2014	October 26, 2013
Justice	(7)%	$357.0	$372.5
Lane Bryant	—%	245.7	247.7
maurices	—%	251.9	242.1
dressbarn	—%	259.6	257.2
Catherines	4%	80.0	77.1

Gross margin for the first quarter of Fiscal 2015 increased to $694.5 million, or 58.2% of sales, compared to $693.2 million, or 57.9% of first quarter sales last year. The gross margin rate improvement was driven by performance at maurices, dressbarn and Catherines, offset in part by lower gross margins at Lane Bryant and Justice.

Buying, distribution and occupancy (“BD&O”) costs for the first quarter of Fiscal 2015 were $214.4 million, or 18.0% of sales, compared to $207.6 million, or 17.3% of first quarter sales last year. The expense increase verses last year primarily reflects growth of merchandising and design function capability, along with new store growth.

Selling, general and administrative (“SG&A”) expenses for the first quarter of Fiscal 2015 were $354.5 million, or 29.7% of sales, compared to $348.1 million, or 29.1% of first quarter sales last year. The expense increase verses last year was primarily due to new store growth, higher marketing costs, and support of the growing direct channel.

Operating income for the first quarter of Fiscal 2015 was $66.1 million, or 5.5% of sales, compared to $85.6 million, or 7.2% of sales last year. On an adjusted basis, operating income for the first quarter of Fiscal 2015 was $75.6 million, or 6.3% of sales compared to $93.8 million, or 7.8% of first quarter sales last year.

The effective tax rate for the first quarter of Fiscal 2015 was 17.1%, which included a one-time, discrete tax benefit related to Mike Rayden’s announced retirement. Excluding this one-time benefit, the effective tax rate for the first quarter would have been 37.8%.

Income from continuing operations for the first quarter of Fiscal 2015 was $53.5 million as compared to $54.3 million in the prior year’s first quarter. On an adjusted basis, income from continuing operations for the first quarter of Fiscal 2015 was $46.0 million, as compared to $59.5 million in the prior year’s first quarter.

The Company reported earnings from continuing operations and net income of $0.32 per diluted share. For the prior year first quarter, the Company reported earnings from continuing operations of $0.33 per diluted share, a loss from discontinued operations of $0.01 and net income of $0.32 per diluted share.

Fiscal First Quarter Balance Sheet Highlights

The Company ended the first quarter of Fiscal 2015 with cash and investments of $169.1 million and total debt of $236.0 million, compared to $187.3 million of cash and investments and $172.0 million of debt at the end of Fiscal 2014.

Reaffirms Fiscal Year 2015 Guidance

The Company reaffirms guidance for adjusted earnings per diluted share from continuing operations in the range of $0.90 to $1.00 for the fiscal year ending July 2015. This guidance excludes any acquisition-related, integration and restructuring costs that may be incurred during the fiscal year. The Company continues to assume flat to modest positive total comp growth for the year, and it now sees total capital expenditures at the lower end of the $350 million to $375 million range provided with its full year guidance.

Conference Call Information

The Company will conduct a conference call today, December 2, 2014, at 4:30 PM Eastern Time to review its first quarter Fiscal 2015 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 399-3484 prior to the start time, the passcode is 63252953. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until December 9, 2014 by dialing (617) 801-6888, the passcode is 10777730, and until January 2, 2015 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal first quarter ended October 25, 2014 reflect certain acquisition-related, integration and restructuring costs and accelerated depreciation of fixed assets related to its integration initiatives. Management believes that all such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2015 and Fiscal 2014, which exclude the effect of such costs, have been presented to supplement the reported results. Reference should be made to Note 2 of the unaudited consolidated financial information included herein for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(551) 777-6895

ICR, Inc.
James Palczynski
Partner
(203) 682-8229
jp@icrinc.com

Ascena Retail Group, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(millions, except per share data)

	First Quarter Ended
	October 25, 2014	% of Net Sales	October 26, 2013	% of Net Sales
Net sales	$1,194.2	100.0%	$1,196.6	100.0%
Cost of goods sold	(499.7)	(41.8)%	(503.4)	(42.1)%
Gross margin	694.5	58.2%	693.2	57.9%
Other costs and expenses:
Buying, distribution and occupancy costs	(214.4)	(18.0)%	(207.6)	(17.3)%
Selling, general and administrative expenses	(354.5)	(29.7)%	(348.1)	(29.1)%
Acquisition-related, integration and restructuring costs	(9.0)	(0.8)%	(5.3)	(0.4)%
Depreciation and amortization expense	(50.5)	(4.2)%	(46.6)	(3.9)%
Operating income	66.1	5.5%	85.6	7.2%
Interest expense	(1.7)	(0.1)%	(1.5)	(0.1)%
Interest and other income, net	0.1	—%	—	—%
Income from continuing operations before provision for income taxes	64.5	5.4%	84.1	7.0%
Provision for income taxes from continuing operations	(11.0)	(0.9)%	(29.8)	(2.5)%
Income from continuing operations	53.5	4.5%	54.3	4.5%
Loss from discontinued operations, net of taxes	—	—%	(1.7)	(0.1)%
Net income	$53.5	4.5%	$52.6	4.4%

Net income per common share - basic:
Continuing operations	$0.33		$0.34
Discontinued operations	—		(0.01)
Total net income per basic common share	$0.33		$0.33

Net income per common share – diluted:
Continuing operations	$0.32		$0.33
Discontinued operations	—		(0.01)
Total net income per diluted common share	$0.32		$0.32

Weighted average common shares outstanding:
Basic	162.0		159.4
Diluted	164.8		164.1

See accompanying notes.

Ascena Retail Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	October 25, 2014	July 26, 2014

ASSETS
Current assets:
Cash and cash equivalents	$164.1	$156.9
Short-term investments	5.0	30.4
Inventories	626.0	553.2
Deferred tax assets	64.5	46.7
Prepaid expenses and other current assets	137.1	136.4
Total current assets	996.7	923.6
Property and equipment, net	1,138.0	1,110.6
Goodwill	581.4	581.4
Other intangible assets, net	434.7	435.4
Other assets	82.5	72.8
Total assets	$3,233.3	$3,123.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$249.9	$253.2
Accrued expenses and other current liabilities	330.2	308.9
Deferred income	63.2	63.5
Income taxes payable	12.0	6.3
Total current liabilities	655.3	631.9
Long-term debt	236.0	172.0
Lease-related liabilities	247.8	248.5
Deferred income taxes	156.3	147.7
Other non-current liabilities	140.8	186.0
Total liabilities	1,436.2	1,386.1
Total equity	1,797.1	1,737.7
Total liabilities and equity	$3,233.3	$3,123.8

See accompanying notes.

Ascena Retail Group, Inc.
Segment Information (Unaudited)
(millions)

	First Quarter Ended
	October 25, 2014	October 26, 2013
Net sales:
Justice	$357.0	$372.5
Lane Bryant	245.7	247.7
maurices	251.9	242.1
dressbarn	259.6	257.2
Catherines	80.0	77.1
Total net sales	$1,194.2	$1,196.6

	First Quarter Ended
	October 25, 2014	October 26, 2013
Operating income (loss):
Justice	$40.8	$51.9
Lane Bryant	(8.6)	(4.1)
maurices	26.9	28.1
dressbarn	8.1	9.1
Catherines	7.9	5.9
Unallocated acquisition-related, integration and restructuring costs	(9.0)	(5.3)
Total operating income	$66.1	$85.6

	First Quarter Ended
	October 25, 2014	October 26, 2013
Adjusted EBITDA:
Justice	$55.6	$66.2
Lane Bryant	3.0	7.6
maurices	37.5	36.9
dressbarn	19.9	19.4
Catherines	9.6	7.4
Total Adjusted EBITDA	$125.6	$137.5

See accompanying notes.

Ascena Retail Group, Inc.
Notes to Unaudited Consolidated Financial Information

Note 1. Basis of Presentation

Reclassifications

Historically, the Company included freight costs to move merchandise from its distribution centers to its retail stores within Buying, distribution and occupancy costs. As these costs were appropriately treated as a component of inventory, such costs should have been expensed to Cost of goods sold as the inventories were sold. In the fourth quarter of Fiscal 2014, the Company restated its prior period information by reclassifying these freight costs from Buying, distribution and occupancy costs to Cost of goods sold. This reclassification included $10.9 million of such costs for the first quarter of Fiscal 2014. There were no changes to historical operating income or historical net income for any period as a result of this change.

In addition, given the significant increase in ecommerce revenues and related shipping costs, the Company concluded in the fourth quarter of Fiscal 2014 that freight costs to bring ecommerce merchandise to its final destination should be classified consistently with brick-and-mortar freight charges. This presentation aligns with how the Company now evaluates the effect of the increased ecommerce business on its results from operations. Accordingly, the Company changed its financial statement presentation by reclassifying these shipping costs from Buying, distribution and occupancy costs to Costs of goods sold. This reclassification included $5.9 million of such costs for the first quarter of Fiscal 2014. There were no changes to historical operating income or historical net income for any period as a result of this change.

Certain other immaterial reclassifications have been made to the prior period financial information in order to conform to the current period's presentation.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided financial measures for the first quarter of Fiscal 2015 and Fiscal 2014 in this press release that reflect certain acquisition-related, integration and restructuring costs. Additionally, the Company also incurred charges for the accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts. Management believes that all such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information in the tables below are presented for the Company’s continuing operations.

In addition, we present the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude non-operating related items such as (i) costs related to acquisitions, integrations and restructuring costs, (ii) extinguishments of debt and (iii) other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein. The table below reconciles Adjusted EBITDA to Net income as reflected in our unaudited condensed consolidated statements of operations. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended October 25, 2014, which also has been filed with the US Securities and Exchange Commission.

Ascena Retail Group, Inc.
Notes to Unaudited Consolidated Financial Information - (continued)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Reported Basis to Adjusted Basis (millions, except per share data)
	First Quarter				First Quarter
	FY 2015				FY 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$64.5	$(11.0)	$53.5	$0.32	$84.1	$(29.8)	$54.3	$0.33
Adjustments:
Acquisition-related, integration and restructuring costs	9.0	(3.4)	5.6	0.04	5.3	(1.9)	3.4	0.02
Accelerated depreciation related to integration efforts	0.5	(0.2)	0.3	0.00	2.9	(1.1)	1.8	0.01
Discrete tax item (a)	—	(13.4)	(13.4)	(0.08)	—	—	—	—
Adjusted basis – continuing operations	$74.0	$(28.0)	$46.0	$0.28	$92.3	$(32.8)	$59.5	$0.36

	First Quarter
Operating Income:	FY 2015	FY 2014
Reported basis	$66.1	$85.6
Adjustments:
Acquisition-related, integration and restructuring costs	9.0	5.3
Accelerated depreciation related to integration efforts	0.5	2.9
Adjusted basis	$75.6	$93.8

(a) On October 20, 2014, the Company announced that the President and CEO of its Justice brand will retire in January 2015. As a result, previously accrued deferred compensation under the terms of his employment agreement of approximately $37 million will be payable in late July 2015. This amount, which was previously treated as a non-deductible permanent item for income tax purposes in previous periods, became fully deductible in the first quarter of Fiscal 2015. The related tax benefit of approximately $13 million was treated as a discrete item within the first quarter of Fiscal 2015 and was a significant factor in reducing the Company's effective income tax rate.

Ascena Retail Group, Inc.
Notes to Unaudited Consolidated Financial Information - (continued)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Adjusted EBITDA to Net Income
	First Quarter Ended
	October 25, 2014	October 26, 2013
	(millions)
Adjusted EBITDA	$125.6	$137.5
Acquisition-related, integration and restructuring costs	(9.0)	(5.3)
Depreciation and amortization expense	(50.5)	(46.6)
Operating income	66.1	85.6

Interest expense	(1.7)	(1.5)
Interest and other income, net	0.1	—
Income from continuing operations before provision for income taxes	64.5	84.1
Provision for income taxes from continuing operations	(11.0)	(29.8)
Income from continuing operations	53.5	54.3
Loss from discontinued operations, net of taxes	—	(1.7)
Net income	$53.5	$52.6